 8-K -- calypso8k122409.htm - CALYPSO WIRELESS, INC. FORM 8-K DATE OF REPORT DECEMBER 24, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 24, 2009

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	13-5671924 (IRS EMPLOYER OF INCORPORATION)

5100 Westheimer, Suite 200, Houston, TX 77056
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 936-3560
(ISSUERTELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 - TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The company has been notified that Mssrs. Drago Diac and Jimmy Williamson have further encumbered our patents and have "assigned" them to a Reciever for the purpose of auctioning them off to the highest bidder. The date that the receiver has set for this "auction" is January 15, 2010 and the authority claimed for this sale is the alleged default of Calypso Wireless Inc of the settlement agreement. The lawyers of Mssrs. Daic and Williamson's have set up a website (calypsopatentsale.com) to advertise this auction.

The Daic parties have been notified of the Company's objections to these continued interferences and improper acts. However, they have aparently decided to maintain their present course. As a result, the Company has decided there remains no alternative except to stop the Daic parties through court action and to seek redress for all damages inflicted by them against the company, past, present and future. The Company has retained Counsel and is preparing to do just that and expects, but cannot guarantee, success in accomplishing this. If the Company is unsuccessful, the Sale of all or substantially all of the company's assets will occur in this auction.

ITEM 5.02. - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On 12/13/09, the Company's Governance Committee demanded that Director Pattin disclose updated information regarding his current affiliations outside the Company or resign within 2 days. Mr. Pattin acknowledged receipt of this demand yet chose to not respond. Consequently, on 12/18/2009, the remaining Board met to accept his resignation effective 12/16/09. Additionally, the Board concluded that Mr. Pattin's alleged 5 year "Employment Agreement", previously disclosed in the company's 8K filing on June 29, 2009, was improper and of no effect.

The company also noted and recorded at least 25 past actions that could be deemed breaches of fiduciary duty and/or being actions contrary to the Company's Code of Ethics by Mr. Pattin. The Company will continue to investigate the role of Mr. Pattin in the past management of the Company and may take action to recover damages to the Company resulting therefrom against Mr. Pattin and any others who were involved if warranted. However, at this time and solely for the purposes of his continued Directorship, these issues are moot because of the deemed resignation.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ David H. Williams
David H. Williams
Director & Member of the Audit and Compensation Committees

December 24, 2009